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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

QUIXOTE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice and Agenda of the Annual Meeting of Stockholders

To be held Thursday, November 13, 2008

To the Stockholders of Quixote Corporation:

        The Annual Meeting of Stockholders of Quixote Corporation (the "Company") will be held on Thursday, November 13, 2008, at 10:00 a.m., Central Standard Time, at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 for the following purposes:

  1.
  To elect three (3) directors to serve for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2011;

  2.
  To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on September 15, 2008 will be entitled to notice of, and to vote at, the meeting.

        Your vote is very important, and we request that you vote your shares as promptly as possible. You may vote your shares in a number of ways. You may fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope. If you have shares registered in your own name, or for most of you who hold your shares with a bank or broker, you may choose to vote your shares via the Internet or by telephone. Instructions are on the proxy card if these alternatives are available to you.

        We appreciate your cooperation and we thank you.

                      By order of the Board of Directors,

                      Joan R. Riley
                       Secretary

Chicago, Illinois
October 2, 2008

I M P O R T A N T

                A Proxy Statement and Proxy Card are submitted with this Notice. All stockholders are urged to read the Proxy Statement and to vote promptly. Stockholders are encouraged to vote their shares electronically by following the instructions on the proxy card, or by signing, dating and returning the enclosed proxy form in the envelope provided. No postage is required if mailed in the United States. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting at the principal offices of the Company, 35 East Wacker Drive, 11th Floor, Chicago, Illinois 60601.

October 2, 2008

PROXY STATEMENT
For the Annual Meeting of Stockholders

To be held Thursday, November 13, 2008

Proxy Solicitation

        This Proxy Statement is furnished to stockholders of Quixote Corporation ("we", "us" or the "Company"), on or about October 2, 2008, in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Stockholders on Thursday, November 13, 2008, at 10:00 a.m., Central Standard Time, at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 and at any adjournment thereof. The matters expected to be acted upon at the meeting are set forth in the preceding Notice of Annual Meeting. While the Notice of Annual Meeting calls for the transaction of such other business as may properly come before the meeting, at present management has no knowledge of any matters to be presented for action by the stockholders except as already set forth.

        The Notice of Annual Meeting, Proxy Statement, and form of proxy will be mailed to stockholders beginning on or about October 2, 2008. We will bear the costs of soliciting proxies. Such costs include preparation, printing and mailing of the Notice of Annual Meeting, Proxy Card and this Proxy Statement. In addition to the use of the mails, proxies may be solicited by personal or telephone conversation, facsimile or by our directors, officers and employees, for which they will not receive any additional compensation. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held by such persons, and we will reimburse them for reasonable out-of-pocket expenses.

Voting and Revocability of Proxy

        Properly executed proxies received prior to the meeting will be voted at the meeting. If a stockholder designates how the proxy is to be voted on any business to come before the meeting, the signed proxy will be voted in accordance with such designation. If you return a signed proxy card without indicating your vote on a matter submitted at the meeting, your shares will be voted on a particular matter as follows: (1) FOR the election of the three nominees named below as Directors, and (2) FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm. If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person at the Annual Meeting. Please note that if you hold your shares through a bank or broker and you want to vote in person at the meeting, you must obtain a proxy from your bank or broker authorizing you to vote those shares and you must bring this proxy to the meeting. If any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the persons named in the enclosed proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

        If you are a registered holder, you may revoke a proxy at any time before it is exercised by writing to the Secretary of the Company at its principal office, 35 East Wacker Drive, Suite 1100, Chicago, Illinois 60601, submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any vote you cast in person will supersede any previous votes that you submitted. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Record Date and Voting Rights

        Only stockholders of record owning the Company's common stock, $.01 2/3 par value ("Common Stock"), at the close of business on September 15, 2008, will be entitled to vote at the Annual Meeting or any adjournment. On that date, we had outstanding 9,217,073 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote.

        Votes cast at the meeting by proxy or in person will be tabulated by an inspector of election. The inspector of election will treat shares of Common Stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining a quorum. Abstentions and broker non-votes (described below) are counted as present and entitled to vote for purposes of determining a quorum.

        The nominees for Director will be elected if they receive the affirmative vote of at least sixty percent of the outstanding shares of the Company's Common Stock entitled to be cast at this meeting. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy and entitled to vote is necessary to ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company.

        Shares voted as abstentions on any matter (or a "withhold" vote as to a Director) will be counted as shares that are present and entitled to vote for purposes of determining a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the stockholder has abstained. Abstentions and withheld votes have the effect of votes against a matter.

Broker Non-Votes

        A "broker non-vote" occurs when a broker submits a proxy that does not indicate a vote on a particular matter because the broker has not received voting instructions from its customer and does not have authority to vote on that matter without such instructions. "Broker non-votes" are treated as present for purposes of determining a quorum but are not counted as withheld votes, votes against the matter in question, or as abstentions, nor are they counted in determining the number of votes present for the particular matter. With respect to the election of Directors, "broker non-votes" will have the effect of votes withheld from the directors.

        Under the rules of the New York Stock Exchange, if a broker holds shares in the name of a stockholder and delivers this Proxy Statement to the stockholder, the broker, in the absence of voting instructions from the stockholder, is entitled to vote the stockholder's shares on Proposals 1 and 2.

 PROPOSAL 1—ELECTION OF DIRECTORS

        At the Annual Meeting three (3) directors are to be elected to serve three-year terms until the Annual Meeting to be held in 2011 and until their successors are elected and qualified. The Company is soliciting proxies to vote for its nominees, Leslie J. Jezuit, Daniel P. Gorey and Duane M. Tyler.

        All proxies will be voted in accordance with the stated instructions. If a nominee ceases to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board. The Board of Directors currently has no reason to believe that any of the nominees will be either unwilling or unable to serve as a Director if elected. Proxies given by stockholders cannot be voted for more than three persons.

        It is the Company's policy that all Directors and nominees should attend annual meetings, and we currently expect that all of them will attend the meeting. All of the Company's Directors attended the 2007 Annual Meeting of Stockholders.

Information Concerning the Nominees for Director and Directors Continuing in Office.

        The information appearing in this section in regard to age and principal occupation or employment has been furnished to us by the nominees for Director and by each Director continuing in office. Information relating to the beneficial ownership of the Company's Common Stock by Directors and the nominee for Director is shown below in the section of this Proxy Statement entitled "Stock Ownership of Certain Beneficial Owners".

        Our By-Laws provide for a Board of Directors consisting of seven persons, divided into three classes. The directors of each class serve terms of three years. We currently have a vacancy on the Board of Directors. The Board expects to fill the Board vacancy within the next ninety days. The new director will not only satisfy the independence requirements under the NASDAQ Marketplace Rules, but will have no material connection to our Company (that is, no material financial, personal, business or other relationship that a reasonable person could conclude could potentially influence boardroom objectivity). The new director will serve until the annual meeting of shareholders in 2009. At that meeting his or her nomination will be submitted to the shareholders for a vote.

NOMINEES FOR DIRECTOR FOR A THREE-YEAR TERM
EXPIRING IN 2011

  Leslie J. Jezuit

        Mr. Jezuit, 62, was elected Chief Executive Officer of the Company effective October 1, 1999 and has served as President and Chief Operating Officer of the Company since January 1996. Mr. Jezuit has served as a Director of the Company since May 1997 and was elected Chairman of the Board in July, 2001. He is also Chief Executive Officer and a Director of each of the Company's subsidiaries. Prior to joining the Company, Mr. Jezuit served from 1991 to 1995 as President and Chief Operating Officer of Robertshaw Controls Company, a division of Invensys P.L.C. (formerly Siebe P.L.C.). He also served as Vice President and General Manager of the Cutler-Hammer division of Eaton Corporation (1985-1991); in various positions at Federal Signal Corporation, including Group President and Vice President of Corporate Development (1980-1985); as Vice President of Marketing at Mead Digital Systems (1975-1980); and in various management positions at the Graphic Systems Division of Rockwell International (1968-1975).

  Daniel P. Gorey

        Mr. Gorey, 57, has been employed by the Company since 1985 and has served as a Vice President since May 1994 and as Chief Financial Officer and Treasurer since November 1996. He was elected to the Board of Directors on August 16, 2001. Mr. Gorey is also Vice President, Treasurer and a Director of each of the Company's subsidiaries. Prior to joining the Company, Mr. Gorey was employed by Coopers & Lybrand (now known as PricewaterhouseCoopers LLP). Mr. Gorey is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants (AICPA).

  Duane M. Tyler

        Mr. Tyler, 58, is a retired audit partner from McGladrey & Pullen, LLP and RSM McGladrey, Inc. where he began his 31-year career with McGladrey in 1973 as an auditor and served in various positions including Senior Vice President of Growth (2000-2003), Partner-In-Charge of the Chicago office (1988-1999), Partner-In-Charge of McGladrey International (1990-1995), and as a member of the board of directors (1994-1999), the Strategic Advisor Group (1998-1999), and the Firmwide Management Group (1998-2003). He is a member of the AICPA. In addition he is a director of Hanchett Paper Company, d/b/a Shorr Packaging Corp. and Evangelical Retirement Homes of Greater Chicago, Inc. d/b/a Friendship Village of Schaumburg. He serves as Chairman of the Audit Committee for the latter two entities. Mr. Tyler has served as a Director of the Company since August 2005. He is a member of the Compensation, Nominating and Governance Committees and is Chairman of the Audit Committee.

        Messrs. Jezuit, Gorey and Tyler were nominated by the Nominating Committee to stand for election as a Director of the Company.

        The Board of Directors recommends a vote in favor of the election of Messrs. Jezuit, Gorey and Tyler as Directors of the Company.

DIRECTORS CONTINUING IN OFFICE

  James H. DeVries

        Mr. DeVries, 76, was co-founder of the Company in 1969 and since then has served as a Director. Prior to his retirement from the Company in June 1997, Mr. DeVries served as Executive Vice President, General Counsel and Secretary. His current term as a Director expires at the Annual Meeting to be held in 2009.

  Lawrence C. McQuade

        Mr. McQuade, 81, is Chairman of Qualitas International (since 1994) and NNRF, Inc. (since 2007). In addition, he serves as a Director of Oxford Analytica, Inc. (since 1988) and is a founding partner of River Capital International L.L.C. Mr. McQuade served as a Director of Bunzl P.L.C. from 1991 to 2004, of Laredo National Bancshares from 2002 to 2005, and as Chairman of the Czech & Slovak American Enterprise Fund from August 1995 to March 1996. Mr. McQuade was Vice Chairman of Prudential Mutual Fund Management, Inc. from 1988 through April 1995. He was Executive Vice President and a Director of W.R. Grace & Co. from 1975 to 1987. Mr. McQuade has served as a Director of the Company since February 1992 and is a member of the Audit, Nominating and Governance Committees and is Chairman of the Compensation Committee. His current term as a Director expires at the Annual Meeting to be held in 2009.

  Robert D. van Roijen

        Mr. van Roijen, 69, has been the President of Töx Financial Company, a private investment firm, since 1988. He is also a partner of Patience Partners LLC, a fund manager, and is a director of St. Leonard's Corporation, Security Storage Company of Washington, D.C. and Cuisine Solutions Inc. Mr. van Roijen was formerly associated with Control Laser Corporation, serving in various capacities from 1977 to 1987, including as Chairman of the Board and as President and Chief Executive Officer. Mr. van Roijen is a former director of Sonex Research, Inc., AMBAR Corp., Commonwealth Scientific and Applied Digital Technology. Mr. van Roijen has served as a Director of the Company since May 1993 and is a member of the Audit and Compensation Committees and is the Chairman of the Governance and the Nominating Committees. His current term as a Director expires at the Annual Meeting to be held in 2010.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Company has adopted Corporate Governance Guidelines which are available on the Company's website at www.quixotecorp.com by first clicking "INVESTOR INFO" and then "Corporate Guidelines". Our Corporate Governance Guidelines are reviewed annually by the Governance Committee, and changes are recommended to our Board for approval as appropriate. The Guidelines are designed to serve as a framework of solid corporate values for principled goal setting, effective decision-making and appropriate monitoring of compliance and performance.

        Non-employee directors meet at regularly scheduled executive sessions without management present. Meetings can also be scheduled at the request of any non-employee director. The non-employee directors consider such matters as they deem appropriate at such meetings.

Director Independence

        Through its listing requirements for companies with securities listed on the NASDAQ Global Market, the NASDAQ Stock Market ("NASDAQ") requires that a majority of the members of our Board be independent, as defined under NASDAQ's rules. The NASDAQ rules have both objective tests and a subjective test for determining who is an "independent director." The objective tests state, for example, that a director is not considered independent if he or she is an employee of the Company or has engaged in various types of business dealings with the Company. The subjective test states that an independent director must be a person who lacks a relationship that in the opinion of the Board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviews information provided by the directors in an annual questionnaire with regard to each director's business and personal activities as they relate to the Company. Based on this review and consistent with NASDAQ's independence criteria, the Board has affirmatively determined that the following directors are independent: James H. DeVries, Lawrence C. McQuade, Duane M. Tyler and Robert D. van Roijen. Leslie J. Jezuit and Daniel P. Gorey are employees of the Company and therefore are not considered independent.

Related Person Transactions

        The Board has adopted a Related Person Transaction Policy (the "Policy"), which is a written policy governing the review and approval or ratification of Related Person Transactions, as defined in SEC rules.

        Under the Policy, each of our directors, nominees for director and executive officers must notify the Chairman of the Audit Committee or the General Counsel in writing of any potential Related Person Transaction involving such person or an immediate family member. The Audit Committee will review the relevant facts and circumstances and will approve or ratify the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee may consider, among other things, the benefits to the Company; the impact on the director's independence (if the Related Person is a director or an immediate family member); the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally.

        There were no Related Person Transactions in fiscal year 2008.

Board Structure and Meetings

        The Board and its committees meet throughout the year on a predetermined schedule, and also hold special meetings and act by written consent from time to time. All directors attended at least 75% of the total number of Board meetings and committee meetings on which they serve. In addition, our Corporate Governance Guidelines and NASDAQ Marketplace Rules contemplate that the independent members of our Board will meet during the year in separate closed meetings referred to as "executive sessions" without any employee director or executive officer present. Executive sessions were usually held after regularly scheduled Board meetings during 2008.

        The Board of Directors has established four committees—the Audit Committee, the Compensation Committee, the Nominating Committee and the Governance Committee—to carry out certain responsibilities and to assist the Board in meeting its fiduciary obligations. Each of the four Committees consists of three non-employee directors: Lawrence C. McQuade, Robert D. van Roijen and Duane M. Tyler. The Board of Directors has determined that each member of the Audit, Compensation, Nominating and Governance Committees is "independent" as defined by NASDAQ requirements. All of these committees operate under written charters that can be reviewed on the Company's website at www.quixotecorp.com by first clicking "INVESTOR INFO" and then "Corporate Guidelines". The following is a summary of the principal responsibilities of each committee as described in each committee's charter and information concerning the meetings of these committees in fiscal 2008.

        The responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company's accounting, auditing and financial reporting practices. The Committee's primary responsibilities include selecting the firm to be chosen as independent auditors, overseeing and reviewing audit results, monitoring the effectiveness of internal audit functions and reviewing and recommending that the Company's annual audited and quarterly financial statements be included in the Company's annual and quarterly filings with the Securities and Exchange Commission. There were four scheduled in-person meetings and four telephone conference meetings of the Audit Committee in fiscal 2008.

        The Compensation Committee determines adjustments to salaries, bonuses and other forms of compensation (including stock option and restricted stock grants) afforded the executive officers of the Company, administers the Company's Employee Stock Incentive Plan and performs such other duties as directed by the Board. There was one in-person and three telephone conference meetings of the Compensation Committee in fiscal 2008.

        The Nominating Committee reviews and recommends the nominees for election as directors at the annual meeting of stockholders and also recommends candidates to fill vacancies on the Board of Directors. The Nominating Committee had two meetings in fiscal 2008.

        The Governance Committee reviews the corporate governance guidelines and policies adopted by the Board of Directors and recommends changes as appropriate. The Governance Committee had one meeting in fiscal 2008.

Audit Committee Financial Experts

        The Board of Directors has determined that based on their education and experience, Duane M. Tyler and Robert D. van Roijen are audit committee financial experts and are independent, both as defined by the Securities and Exchange Commission rules.

Nominating Procedures

        The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Committee will take into consideration the factors specified in our Corporate Governance Guidelines as well as the needs of the Board of Directors and the qualifications of the candidate. To be considered at an annual meeting of stockholders, the stockholder submitting a nomination must give timely notice to the Company in accordance with Section 2.9 of our By-Laws.

        To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

  •
  The name and address of the stockholder as they appear in our records and the number of shares owned; and

  •
  The name of the candidate, business and residence address, a completed written questionnaire (which will be provided by the Secretary of the Company) describing the candidate's background and qualifications, and the person's consent to be named as a director if recommended by the Committee, nominated by the Board and elected by the stockholders.

Such recommendations and the information described above should be sent to the Secretary of the Company at 35 East Wacker Drive, Suite 1100, Chicago, Illinois 60601.

        In addition to stockholder recommendations, the Nominating Committee may receive suggestions as to nominees from Directors, Company officers or other sources, which may be either solicited or unsolicited or in response to requests from the Committee for such suggestions. In addition, the Committee may engage search firms to assist it in identifying director candidates.

        On an on-going basis, the Nominating Committee reviews the Board's make-up of members in terms of experience, skills and expertise, as well as the size of the Board. When a person has been identified by the Committee as a potential candidate, the Committee makes an initial determination whether the candidate meets needs of the Board that have been identified by the Committee. If the Committee determines that additional consideration is warranted, the Committee will review such information and conduct interviews as it deems necessary in order to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Committee will consider such relevant factors as it deems appropriate, including the evaluations of other prospective nominees, and the need for any required expertise of the Board or one of its Committees. The Committee's evaluation process will not vary based on whether or not a candidate is recommended by a stockholder.

Communications with Directors

        The Board of Directors has established a process to receive communications from stockholders by mail. Stockholders may contact any member or members of the Board or any committee, the nonmanagement Directors as a group or the chair of any committee. Communications should be sent to the Board or any member or members in care of the Secretary of the Company, 35 East Wacker Drive, Suite 1100, Chicago, Illinois 60601.

        Each communication received by the Secretary will be promptly forwarded to the specified party following normal business procedures. The communication will not be opened but rather will be delivered unopened to the intended recipient. In the case of communications to the Board or any group or committee of Directors, the Secretary will open the communication and will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope is addressed.

 COMPENSATION OF DIRECTORS

        Only non-employee directors of the Company receive compensation for their services as directors. The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. Non-employee directors are subject to a minimum stock ownership guideline (employee directors are subject to the Company's stock ownership requirements for key employees). After one year of service, a non-employee director is expected to own 500 shares, and to acquire at least 500 shares every year thereafter until the director attains ownership of 10,000 shares.

Cash Compensation Paid to Non-Employee Board Members

        Directors receive an annual fee of $20,000, paid quarterly. Directors also receive a fee of $2,000 for the first day of every meeting, $1,000 for each consecutive meeting day thereafter and $500 per day for every telephonic Board or Committee meeting, plus expenses. Members attending Board and Committee meetings held on the same day receive one daily fee. The Chairman of the Audit Committee, Mr. Tyler, receives an annual fee of $4,000 for his services and the Chairman of the Compensation Committee, Mr. McQuade, receives an annual fee of $1,500.

        There were seven scheduled meeting days of the Board and five telephone conference meetings in fiscal 2008. Except for one meeting and four telephone conference meetings of the Audit Committee and three telephone conference meetings of the Compensation Committee, all other Committee meetings were held on regularly scheduled Board meeting days so Committee members did not receive additional compensation for those meetings.

Stock Option Program

        Each non-employee director is eligible to receive stock options pursuant to the Director Plan as amended and approved by the stockholders of the Company. The Director Plan provides for the grant to each non-employee director of an option to acquire 5,000 shares on the first Friday following the Company's annual meeting of stockholders. Options are granted at 100% of fair market value on the grant date, are not exercisable for six months and must be exercised within seven years of the date on which they are granted. On November 16, 2007, the Company granted each non-employee Director an option to purchase 5,000 shares of Common Stock at an exercise price of $18.93 per share.

        The Company maintains accidental death and disability insurance coverage in the amount of $500,000 on behalf of each of the non-employee Directors, payable to the designated beneficiary of each Director. The Company paid premiums of approximately $232.00 for each Director to provide such insurance in fiscal 2008.

 NON-EMPLOYEE DIRECTOR COMPENSATION

Name (a)	Fees Earned Or Paid In Cash ($)(1) (b)	Stock Awards ($) (c)	Option Awards ($)(2) (d)	Non-Stock Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
James H. DeVries	32,500	—	31,749	—	—	—	64,249
Lawrence C. McQuade	38,500	—	31,749	—	—	—	70,249
Robert D. van Roijen	36,500	—	31,749	—	—	—	68,249
Duane M. Tyler	41,000	—	31,749	—	—	—	72,749

(1)
The amount reported in column (b) is the total of the annual retainer fee; the committee chair retainer fees, if applicable; and meeting attendance fees. Mr. Tyler received $4,000 for his service as Chairman of the Audit Committee and Mr. McQuade received $1,500 for his service as Chairman of the Compensation Committee.

(2)
The amount reported in column (d) is the dollar amount recognized for financial reporting purposes for the fiscal year ended June 30, 2008 in accordance with FAS 123(R). Each director received an option award of 5,000 shares on November 16, 2007 at an exercise price of $18.93. The grant date fair value of the option award computed in accordance with FAS 123(R) is $31,749. As of June 30, 2008, the following non-employee Directors held an aggregate number of options outstanding as follows: Mr. DeVries (84,500); Mr. McQuade (84,500); Mr. van Roijen (84,500); and Mr. Tyler (15,000).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis describes our compensation strategy, policies, programs and practices for the executive officers identified in the Summary Compensation Table. Throughout this proxy statement, we refer to these individuals, who serve as our Chief Executive Officer, Chief Financial Officer and Vice President/General Counsel as the "executive officers."

        The Compensation Committee ("Committee") establishes and oversees our compensation and employee benefits programs and approves the elements of total compensation for the executive officers. The day-to-day design and administration of our retirement and employee benefit programs available to our employees are handled by our Human Resources, Finance and Legal Department employees. The Committee is responsible for reviewing these programs with management and approving fundamental changes to them.

Overview and Objectives of our Executive Compensation Program

        The compensation program for our executive officers is designed to attract, motivate, reward and retain highly qualified individuals who can contribute to the Company's growth with the ultimate objective of improving stockholder value. Our compensation program consists of several forms of compensation: base salary, annual bonus, long-term incentives and limited perquisites and benefits.

        Base salary and annual bonus are cash-based while long-term incentives consist of stock option awards and/or restricted stock awards. The Committee does not have a specific allocation goal between cash and equity-based compensation or between annual and long-term incentive compensation. Instead, the Committee relies on the process described in this discussion and analysis in its determination of compensation levels and allocations for each executive officer.

        The Committee does not utilize objective guidelines or formulae, performance targets or short-term changes in our stock price to determine the elements and levels of compensation for our executive officers. Instead, it relies upon its collective judgment as applied to the challenges confronting the Company, together with advice from time to time from independent consultants, information provided by the Company and independent agencies, and the recommendations of our Chief Executive Officer. The Committee also uses subjective information when considering the credentials, length of service, experience, consistent performance, and available competitive alternatives of our executive officers. The Committee receives and reviews a variety of information throughout the year to assist it in directing the executive compensation program. Throughout the year, the Committee reviews financial reports comparing Company performance on a year-to-date basis versus budget and at each quarterly Board meeting, the senior operating officers of our two business segments present an operating report. The Committee also may engage and receive advice and compensation data from an independent compensation consultant on an as-needed basis.

        The recommendations of the Chief Executive Officer play a significant role in the compensation-setting process. The Chief Executive Officer provides the Committee with an annual overall written assessment of the Company's achievements and performance, his evaluation of individual performance and his recommendations for annual compensation, bonus and long-term incentive awards. The Committee has discretion to accept, reject or modify the Chief Executive Officer's recommendations.

        The Committee meets individually with each executive officer and then determines the compensation for each of them in an executive session.

Market Competitiveness

        Historically, the Committee's target has been for total cash compensation to average between the 50th and 75th percentile of published compensation data derived from two sources: (i) a peer group of companies that are competitors either in our industry, or for key talent, or with similar financial characteristics; and (ii) published market survey data for companies within our revenue range. Given competitive recruiting pressures, the Committee retains its discretion to deviate from this target under appropriate circumstances. The Committee will periodically update the published compensation data and may request an independent compensation consulting firm to assist it.

Pay for Company Performance

        The Committee believes that both long and short term compensation of executive officers should correlate to the Company's overall financial performance. Incentive payouts will be larger with strong performance and smaller if the Company's financial results decline. From time to time, extraordinary Board-approved initiatives in a fiscal year, such as a restructuring, acquisition, or divestiture, are considered by the Committee in its overall evaluation of the Company's performance.

Competitive Benchmarking/Peer Group Analysis

        The Committee engaged an independent compensation consultant in fiscal 2007. The overall purpose of the engagement was to conduct an in-depth competitive market data assessment to evaluate how our executive compensation program compared to the external market and to create an analytical framework for future compensation reviews.

        During the 2007 assessment, the consultant assisted the Committee in reviewing market data from two sources. The first source of data came from published surveys by Mercer Human Resources Consulting, The Management Association of Illinois ("MAI"), Watson Wyatt Data Services and WorldatWork. With the assistance of the compensation consultant, the Committee reviewed cash compensation data from manufacturing organizations throughout the United States with revenues in the following ranges: $100 million to $450 million (Watson Wyatt); $100 million to $199 million (MAI); and under $500 million (Mercer). Data from WorldatWork was used to update the data, which had varying effective dates, to August 2007.

        The second source of compensation data during the 2007 assessment came from a peer group of thirteen public companies that we consider competitors in our market for sales, or for key talent, or with similar financial or other characteristics such as size. The companies in the peer group for 2007 were Astec Industries, Inc., Federal Signal Corporation, NAVTEQ Corporation, Brady Corporation, Florida Rock Industries, Inc., Standard Parking Corporation, Ceradyne, Inc., Gehl Company, Sterling Construction Company, Inc., Columbus McKinnon Corp., Iteris, Inc., Daktronics Inc., and Lindsay Corporation. The Committee gave greater weight to companies generally viewed as "comparables" by the investment community such as Federal Signal Corporation and Lindsay Corporation. Subsequent to the 2007 assessment, Florida Rock Industries, Inc. and NAVTEQ Corporation were acquired and ceased trading as public companies. The next time market data for the Company's peer group is updated, these companies will not be included in the peer group.

        At the conclusion of its 2007 executive compensation review and determinations in August 2007, the Committee believed that the executives' base salaries and bonuses were within the targeted range for total cash compensation.

        For its fiscal 2008 executive compensation review, the Committee did not engage an independent compensation consultant to update the market data it obtained during the 2007 assessment. As described below, the Committee did not make any salary adjustments and it did not award cash bonuses based on Company performance as a result of its fiscal 2008 compensation review.

Components of Executive Compensation

Base Salary

        The Committee seeks to pay the executive officers a competitive base salary in recognition of their job responsibilities for a publicly held company with more than one business segment. As noted above, historically the target compensation range for an executive's total cash compensation (salary and bonus) has been between the 50th and 75th percentile of the market data reviewed by the Committee.

        As part of determining annual increases, the Committee also considers the Chief Executive Officer's written recommendation regarding individual performance as well as internal equitable considerations.

        In evaluating individual performance, the Committee considers initiative, leadership, tenure, experience, skill set for the particular position, knowledge of industry and business, and execution of strategy in placing the individual within the range outlined. In August 2008, the Committee determined not to increase the base salaries of the executive officers for fiscal 2009, which the Committee believed was appropriate based on the Company's performance in fiscal 2008 and the market data it obtained in 2007.

Bonus

        The Committee typically targets an annual cash bonus as a percentage of total cash compensation within the 50th to 75th percentile of market data as noted above. Recognizing that the Company's internal budgets for its two business segments are based on pre-established financial goals, the evaluation of individual performance reflects a discretionary assessment by the Committee of each officer's contribution during the year. The Committee may consider factors such as general economic conditions, acquisitions, divestitures, or restructuring initiatives that may not have been contemplated when the financial budgets were developed. To aid in this evaluation, the Chief Executive Officer provides, as part of his report to the Committee, a detailed analysis of the Company's financial metrics and performance, new product introductions, strategic initiatives, and investor relations activities for the year.

        In light of the Company's financial results in fiscal 2008, the Committee did not award cash bonuses to any of the executive officers based on Company performance.

        After the close of fiscal 2008, the Company sold its Intersection Control Group. Recognizing the extraordinary nature of this initiative and the individual performances that assisted in successfully concluding this transaction, the Committee determined that cash bonuses recognizing the work on the divestiture were appropriate. On August 20, 2008 the Committee approved special one-time bonuses in connection with the divestiture. Mr. Jezuit, Mr. Gorey and Ms. Riley received bonuses of $40,000, $175,000 and $60,000, respectively, which will be reported as fiscal 2009 compensation in next year's Proxy Statement in accordance with SEC rules.

Stock Options and Restricted Stock

        The Committee has a long-standing practice of providing long-term incentive compensation grants to the executive officers. The Committee believes that such grants, either in the form of stock options or restricted stock awards, help align our executive officers' interests with the Company's stockholders. All stock option and restricted stock awards are granted under our stockholder-approved 2001 Employee Stock Incentive Plan ("Employee Plan").

        The Committee reviews option grant and restricted stock recommendations by the Chief Executive Officer for key employees, including each executive officer, but retains full discretion to accept, reject or revise each recommendation. The Committee's policy is to grant options and restricted stock on the date it approves them. The option exercise price is determined in accordance with the terms of the Employee Plan and cannot be less than the Fair Market Value, as defined in the Employee Plan, of the Company's common stock. The Committee typically grants options and/or restricted stock once a year at its August meeting, but may grant options to newly hired executives at other times.

        In making its determinations, the Committee considers the Company's stock ownership guidelines described below, and the number of shares owned by the executive officers described at "Stock Ownership of Certain Beneficial Owners".

        In August 2007, the Committee awarded restricted stock to the executive officers as described in the "Grant of Plan-Based Awards" table in this Proxy Statement. These awards were based on the Committee's belief that restricted stock awards align the interests of the executive officers with our stockholders, because the value of the awards appreciates if the trading price of our common stock appreciates. The restricted stock awards vest in equal installments over a three-year period beginning one year after the grant date. The shares are subject to forfeiture pro rata if the executive officer is not employed by the Company on the first, second and third anniversaries of the grant date and may not be transferred until August 31, 2010. No restricted stock awards were granted by the Committee at its August 2008 meeting.

        At its August 2008 meeting, the Committee granted each of the executive officers stock options to purchase 15,000 shares. The Committee wished to provide ongoing retention and performance incentives to the executives and also took into consideration that the options would be at a historically low cost to the Company given the Company's current stock price. Each of the options has an exercise price of $8.05 determined in accordance with the terms of the Plan, becomes exercisable in three equal annual installments on the first three anniversaries of the date of grant and terminates five years after the grant date.

Stock Based Retirement Plan

        The executive officers have participated in a stock-based retirement plan established in the 1990's whereby the executive officers, if they satisfied the requirements of the plan, received annual issuances of Company stock without any action by the Committee. In 1993, after a review of competitive practices, the Committee, with the endorsement of the Board, concluded that a shortcoming of the Company's total executive compensation program was the lack of a meaningful and competitive retirement program. Consistent with the Company's objective of (i) increasing executive investment in Company stock, (ii) conserving cash for business purposes, and (iii) providing a retirement benefit that would be contingent upon long-term performance of the Company's stock and enhanced shareholder value, the Committee recommended, and the Board and stockholders approved, a stock based retirement plan ("Retirement Plan") under the Company's now-expired 1993 Long-Term Stock Ownership Plan.

        Under the Retirement Plan, each executive officer received an award of restricted stock that was to be issued in annual installments until the end of the fiscal year in which each officer attained his or her 62nd birthday unless discontinued by the Company at an earlier date. Mr. Gorey received his stock award in June 1997 and Mr. Jezuit and Ms. Riley received their stock awards in February 1998. The size of each officer's stock award was calculated under accepted actuarial principles as the number required to provide a targeted competitive retirement benefit based upon the executive's projected compensation and length of service at retirement. However, the targeted benefit would be achieved at retirement only if the value of the Company's stock grew at a sustained compounded level established by the Board. In order to receive each year's issuance of stock on June 30, the executive officer had to be employed by us through the end of the fiscal year, unless employment was terminated by death or other involuntary termination. The executive officers are required to retain the shares awarded for as long as they are employed by the Company or until age 65.

        The annual restricted stock award and ending date for each executive officer is as follows: Mr. Jezuit: 5,762 shares through June 30, 2008; Mr. Gorey: 2,856 shares through June 30, 2014; and Ms. Riley: 2,176 shares through June 30, 2015. On the annual issuance date, each executive also receives a cash award or tax "gross up" for the sole purpose of paying federal and state income taxes arising from the issuance and delivery of the restricted stock award. The "Summary Compensation", "Option Exercises and Stock Vested" and "Outstanding Equity Awards at Year-End" tables in this Proxy Statement contain additional information regarding the Retirement Plan and the annual restricted retirement stock issuances.

        After the close of the 2008 fiscal year, the Committee reviewed the Retirement Plan program and determined that a close-out of the program at this time could result in significant savings to the Company given the Company's low stock price. As a result of their review, on July 25, 2008 the Committee approved the issuance to Mr. Gorey and Ms. Riley of the 17,137 and 15,225 shares, respectively, of the Company's common stock remaining to be awarded to each of them under the program. (Mr. Jezuit had received his last stock issuance in June 2008). Mr. Gorey and Ms. Riley each received a cash award in accordance with the terms of the Retirement Plan in the amount of $92,671 and $82,332, respectively, which was paid directly to the federal and state tax authorities on their behalf. The shares awarded are subject to the terms and conditions of the Retirement Plan, including the restrictions on the right to sell or transfer such shares. With this issuance, there are no further awards to be made under the now-expired Retirement Plan.

Stock Ownership Guidelines

        We expect all our officers and key executives to hold a minimum number of Company shares based on their level in the organization. All key employees who report to the Chief Executive Officer are expected to own a minimum of 5,000 shares of common stock. All other key employees are expected to own 2,000 shares. Ownership levels are reviewed annually to determine compliance.

Health and Welfare Benefits

        Our officers are covered under the same health and welfare plans, including our 401(k) plan, as salaried employees. The executive officers also participate in a supplemental medical expense reimbursement plan which provides additional health benefits.

Severance and Change of Control Agreements

        Since 1997 the Company has had change of control agreements with each of Leslie J. Jezuit, Daniel P. Gorey and Joan R. Riley. The Board of Directors believes that change of control agreements assure fair treatment of the executive officers in relation to their careers with the Company by assuring them of some financial security. The agreements also protect the stockholders by encouraging the executive officers to continue to devote their attention to their duties without distraction in a potentially disturbing circumstance and neutralizing any bias they might have in evaluating proposals for the acquisition of the Company.

        During fiscal 2008, the Compensation Committee, together with outside counsel, undertook a review of the executives' 1997 change of control agreements. As a result of the review, the Committee authorized the amendment of the agreements to conform to IRS regulations, including Section 280G and the final regulations under Section 409A.

        The Amended and Restated Change of Control Agreements ("Change of Control Agreements"), entered into on July 25, 2008 provide that if, within three (3) years after a change of control of the Company, the employment of the executive is terminated other than (i) by death or disability, (ii) by the Company or employing subsidiary for cause, or (iii) by the executive's voluntary resignation not constituting a constructive termination as defined in the Agreement, the Company will pay the executive a separation payment in a lump sum equal to 300% of the sum of his base salary plus the average of any bonus payments and other incentive compensation for the last two fiscal years preceding the fiscal year in which the change of control occurs. In addition, for a 36-month period, the executive will be provided all health and welfare benefits to which he or she was entitled immediately prior to the date of the termination. Each executive must deliver to the Company a full release of all claims as a condition to payment under the Agreement.

        The Change of Control Agreements impose a cap on all payments made pursuant to each Agreement. If the value of the cash payments and the continuation or acceleration of benefits upon termination of employment would subject the executive officer to the payment of a federal excise tax as "excess parachute payments", the aggregate value of all cash payments and benefits to be paid or provided to the executive officer will be reduced to the maximum which can be paid without the executive becoming subject to the excise tax.

        In addition, to the extent that any payments under the agreements are deferred compensation and the executive is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code, such payments or other benefits will not be paid before the first day of the seventh month after the termination of employment.

        For illustrative purposes using a date after the execution of the Change of Control Agreements, if the Company terminated the employment of Mr. Jezuit, Mr. Gorey, and Ms. Riley (not for cause) on August 1, 2008 or if Mr. Jezuit, Mr. Gorey and Ms. Riley elected to terminate their employment for constructive termination as defined in the Change of Control Agreements on August 1, 2008, and after a change of control as defined in the Change of Control Agreements had occurred, the Company would be obligated to pay $1,950,000, $1,434,000 and $915,000 to Mr. Jezuit, Mr. Gorey and Ms. Riley, respectively. In addition, any non-vested rights of Mr. Jezuit, Mr. Gorey, and Ms. Riley under the Employee Plan, would vest as of the date of employment termination. The value of the accelerated vesting of the options and restricted stock awards under these circumstances would be $92,698, $79,457 and $66,134 to Mr. Jezuit, Mr. Gorey and Ms. Riley, respectively. The amounts payable to Mr. Jezuit, Mr. Gorey and Ms. Riley under the Change of Control Agreements will fluctuate, depending on such factors as the price of our stock on the date of termination and other variables.

        The Change of Control Agreements define a "change of control" as a change in the stock ownership of a magnitude which requires the filing of reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For the purposes of the Change of Control Agreements, a "change of control" is deemed to have occurred if any of the following occur: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of our then outstanding securities; (ii) if during any period of two consecutive years, there is a change in the composition of the Board of Directors such that 50% of the non-employee Board members have not been slated by the Board for re-election; (iii) a consolidation or merger occurs and we are not the surviving company or we sell all or substantially all of our assets; or (iv) we are liquidated or dissolved. The term "constructive termination" is generally defined by the Change of Control Agreements to mean any unfavorable change in the executive's position, duties, compensation or benefits and "cause" is generally defined as willful conduct of an executive demonstrably injurious to the Company or employing subsidiary. The Change of Control Agreements also contain provisions for the payment of legal expenses incurred by the executives as a result of any termination of employment after a change in control.

        On July 25, 2008 we also entered into Severance and Non-Competition Agreements ("Severance Agreement" or "Agreements") with the three executive officers. The Agreements require the executive to agree to certain confidentiality and non-competition covenants and to execute a full and complete release in order to receive a severance payment. If these requirements are met, we will pay Mr. Jezuit, Mr. Gorey and Ms. Riley a lump-sum amount equal to one year's base salary if their employment is terminated (not for cause) or if the executive elects to terminate his or her employment for constructive termination as defined in the Severance Agreement or for any reason other than death, disability, cause or voluntary resignation not constituting Good Reason. The executive also will receive reimbursement for COBRA payments and the executive's auto allowance, if any, for one year. Mr. Gorey and Ms. Riley did not have a severance arrangement with the Company prior to entering into these agreements. Mr. Jezuit had a letter agreement dated December 18, 1995 which provided for payment of one year's base salary if Mr. Jezuit's employment was terminated. This letter agreement was replaced with the Severance Agreement. None of the executive officers had any post-employment non-competition restrictions prior to entering into the Severance Agreements.

        For illustrative purposes, if the Company terminated the employment of Mr. Jezuit, Mr. Gorey and Ms. Riley (not for cause) on August 1, 2008, the Company would be obligated to pay $510,000, $318,000, and $235,000 to Mr. Jezuit, Mr. Gorey and Ms. Riley, respectively. In addition, each executive would receive reimbursement for COBRA payments and his or her auto allowance.

Personal Benefits

        Our executives receive a limited number of personal benefits certain of which are considered taxable income to them and which are described in the footnotes to the section of this Proxy Statement entitled "Summary Compensation Table."

        We note that a number of companies have reviewed their perquisite programs and, in keeping with best practices, we intend to eliminate the Company car program for the executive officers by the end of the calendar year.

Internal Revenue Code Section 162(m)

        Internal Revenue Code Section 162(m) limits the ability of a public company to deduct compensation in excess of $1 million paid annually to each of the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table. There are exemptions from this limit, including compensation that is based on the attainment of performance goals that are established by the Committee and approved by the Company stockholders. No executive officer was affected by this limitation in fiscal 2008.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

COMPENSATION COMMITTEE
Lawrence C. McQuade, Chairman Duane M. Tyler Robert D. van Roijen

Summary Compensation Table

        The following table summarizes the compensation of the Company's principal executive officer, principal financial officer and the Company's only other executive officer for the most recently completed fiscal year ended June 30, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (2) (d)	Stock Awards ($) (3) (e)	Option Awards ($) (4) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (5)(6)(7) (i)	Total ($) (j)
Leslie J. Jezuit	2008	510,000	-0-	92,955	108,014	None	None	77,610	788,579
Chairman, Chief Executive	2007	480,000	240,000	107,750	154,184	None	None	121,567	1,103,501
Officer and President
Quixote Corporation
Daniel P. Gorey	2008	318,000	-0-	59,786	86,887	None	None	77,581	542,254
Vice President, Chief Financial	2007	300,000	145,000	53,407	125,604	None	None	86,047	710,058
Officer and Treasurer
Joan R. Riley	2008	235,000	-0-	47,872	44,898	None	None	47,014	374,784
Vice President, General	2007	220,000	80,000	40,691	82,829	None	None	68,628	492,148
Counsel and Secretary

(1)
The amount disclosed in column (c) for fiscal 2008 reflects a salary increase that was approved in August 2007 and effective July 1, 2007 for each named executive office. No salary increases were approved by the Compensation Committee in August 2008 for performance in fiscal 2008.

(2)
The cash bonuses shown for fiscal 2007 in column (d) were paid in August 2007 for performance in fiscal year 2007. No bonuses were awarded for performance in fiscal 2008. In August 2008 the named executive officers received special one-time bonuses for the successful closing of a divestiture that occurred in July 2008 subsequent to the close of fiscal 2008 as described in the section of this Proxy Statement entitled "Compensation Discussion and Analysis".

(3)
The amounts disclosed in column (e) represent the compensation costs for financial reporting purposes of the restricted retirement stock issued to the Named Executive Officers on June 30th of each year under the 1993 Plan, as determined pursuant to FAS 123(R). The amounts disclosed for fiscal 2008 also include the compensation cost recorded pursuant to FAS 123(R) with respect to a restricted stock award that was issued on August 31, 2007. The amounts disclosed do not include any reduction in value for the possibility of forfeiture. See the discussion in the "Compensation Discussion and Analysis" section of this Proxy Statement entitled "Stock Options and Restricted Stock" and "Stock-Based Retirement Plan" for more information.

(4)
The amounts disclosed in column (f) for fiscal 2008 represent the FAS 123(R) accounting cost that was recorded in the income statement in 2008 for stock options granted to the named executive officers in prior years. The amounts shown for 2007 represent the FAS 123(R) accounting cost that was recorded in 2007 for options granted to the named executive officers in 2007 and prior years for which the Company recorded 2007 compensation expense. The assumptions and methodology used in calculating the FAS 123(R) compensation expense of the option awards are provided in the Company's Form 10-K which is available at www.quixotecorp.com. See Note 7, "Share-Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Form 10-K. The amounts in this column represent our accounting expense for these awards and not necessarily the actual value that will be realized by the executive. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the FAS 123(R) value.

(5)
The amount shown under column (i) for Mr. Jezuit in fiscal 2008 includes the Company's matching contribution under our 401(k) plan in the amount of $10,850 and a tax gross-up in the amount of $35,827 under our 1993 Plan to cover the taxes arising from the restricted retirement stock award of 5,764 shares earned by Mr. Jezuit in the fiscal year under the 1993 Plan. The amount also includes our incremental costs for the perquisites that we provided to Mr. Jezuit during fiscal 2008, including personal use of a Company-provided car in the amount of $20,484, of which $14,046 is a tax gross-up; payment of $743 in premiums for enhanced accidental death and disability benefit, and additional health insurance claims payments in the amount of $8,205 under an executive medical reimbursement plan.

(6)
The amount shown under column (i) for Mr. Gorey in fiscal 2008 includes the Company's matching contribution under our 401(k) plan in the amount of $11,180 and a tax gross-up of $17,751 under our 1993 Plan to cover the taxes arising from the restricted retirement stock award of 2,856 shares earned by Mr. Gorey in the fiscal year under the 1993 Plan. The amount also includes our incremental costs for the perquisites that we provided to Mr. Gorey during fiscal 2008, including personal use of a Company-provided car of $33,003, of which $8,535 is a tax gross-up; payment of $743 in premiums for enhanced accidental death and disability benefits; additional health insurance claims payments in the amount of $4,494 under an executive medical reimbursement plan; and health club dues.

(7)
The amount disclosed under column (i) for Ms. Riley in fiscal 2008 includes the Company's matching contribution under our 401(k) plan in the amount of $8,431 and a tax gross-up of $13,525 under our 1993 Plan to cover the taxes arising from the restricted retirement stock award of 2,176 shares earned by Ms. Riley in the fiscal year under our 1993 Plan. The amount also includes our incremental costs for the perquisites that we provided to Ms. Riley during fiscal 2008, including personal use of a Company-provided car in the amount of $10,476 of which $3,974 is a tax gross-up; $743 in premiums for enhanced accidental death and disability benefits; and additional heath insurance claims payments in the amount of $6,916 under an executive medical reimbursement plan.

The value of the personal use of a Company-provided car is 100% of the lease cost if any, repairs, maintenance and gasoline charges. The value attributable to personal use of a Company-provided car (as calculated in accordance with Internal Revenue Service guidelines) is included as compensation on the executive's W-2.

Grants of Plan-Based Awards Table

        The following table shows the plan-based awards granted to the Named Executive Officers during fiscal 2008.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payout Under Equity Incentive Plan Awards
								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
										Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(1) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Leslie J. Jezuit	8/31/07	—	—	—	—	—	—	7,000	—	—	136,640
Daniel P. Gorey	8/31/07	—	—	—	—	—	—	6,000	—	—	117,120
Joan R. Riley	8/31/07	—	—	—	—	—	—	5,000	—	—	97,600

(1)
The amounts reported in column (l) represent the grant date fair value of the restricted stock awards following the required FAS 123(R) compensation expense methodology. See Note 7, "Share-Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Form 10-K for the fiscal year ended June 30, 2008 for an explanation of the methodology and assumptions used in the FAS 123(R) valuation. The Company's Form 10-K is available at www.quixotecorp.com. The restricted stock awards were granted under the 2001 Employee Stock Incentive Plan and vest in equal installments over a three-year period beginning one year after the grant date. The shares are subject to forfeiture pro rata if the executive officer in not employed by the Company on the first, second and third anniversaries of the grant date and may not be transferred until August 31, 2010. Dividends are paid on the restricted stock. On the annual issuance date, each executive also receives a cash award or tax "gross up" for the sole purpose of paying federal and state income taxes arising from the issuance and delivery of the restricted stock award.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table shows information concerning outstanding equity awards as of June 30, 2008 held by the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($)(1) (e)	Option Expiration Date(1) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Leslie J. Jezuit	10,000	-0-	None	$13.32	08/27/2009			None	None
	10,000	-0-		$13.75	08/16/2010
	38,766	-0-		$16.04	07/23/2009
	25,000	-0-		$25.63	07/01/2010
	30,000	-0-		$19.40	08/17/2011
	13,333	6,667		$21.15	08/17/2010	7,000	57,260
	11,667	23,333		$20.00	08/17/2011
Daniel P. Gorey	19,570	-0-	None	$16.04	07/23/2009			None	None
	18,000	-0-		$25.63	07/01/2010
	24,000	-0-		$19.40	08/17/2011
	10,000	5,000		$21.15	08/17/2010	6,000	49,080
	10,000	20,000		$20.00	08/17/2011	17,137	140,181
Joan R. Riley	10,000	-0-	None	$25.63	07/01/2010			None	None
	15,000	-0-		$19.40	08/17/2011
	6,667	3,333		$21.15	08/17/2010
	6,667	13,333		$20.00	08/17/2011	5,000	40,900
						15,225	124,541

(1)
All options were granted under our stockholder-approved 2001 Employee Stock Incentive Plan ("Employee Plan") except the option awards to Mr. Jezuit expiring on 8/27/09 and 8/16/2010 which were granted under the now-expired 1991 Director Stock Option Plan. All option grants listed in the table above become exercisable over a three-year period in approximately equal annual installments beginning one year from the date of the grant.

(2)
The stock awards in column (g) of 7,000, 6,000 and 5,000 to Mr. Jezuit, Mr. Gorey and Ms. Riley, respectively, were granted under the Employee Plan on August 31, 2007 and are explained in detail in the "Grants of Plan-Based Awards" table of this Proxy Statement. The shares of 17,137 to Mr. Gorey and 15,225 to Ms. Riley in column (g) represent the unvested portion of the restricted retirement stock awards granted to Mr. Gorey on June 30, 1997 and to Ms. Riley on February 19, 1998 under the 1993 Plan. The closing price ($8.18) of the Company's shares on the last trading date (June 30, 2008) of the Company's fiscal year was used to determine the market values shown in column (h). The retirement shares of 17,137 and 15,225 shown in column (g) were issued to Mr. Gorey and Ms. Riley after the close of the fiscal year. For more information about these awards, see "Compensation Discussion and Analysis—Stock-Based Retirement Plan."

Option Exercises and Stock Vested Table

        The following table shows information concerning amounts received or realized upon the exercise of stock options and the vesting of stock or similar instruments by the Named Executive Officers during the fiscal year ended June 30, 2008.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#)(1)	Value Realized On Vesting ($)(2)
Leslie J. Jezuit	None	—	5,764	47,150
Daniel P. Gorey	None	—	2,856	23,362
Joan R. Riley	None	—	2,176	17,800

(1)
The shares shown in this column represent the number of shares that vested on June 30, 2008 from the restricted retirement stock awards granted to Mr. Gorey on June 30, 1997 and to Mr. Jezuit and Ms. Riley on February 19, 1998 under the 1993 Plan. See the discussion at "Compensation Discussion and Analysis—Stock-Based Retirement Plan" for more information.

(2)
Based on $8.18, the closing price of the Company's stock, on June 30, 2008.

 AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for fiscal 2008 with management and the independent auditors. The Audit Committee has discussed with Grant Thornton LLP, the Company's independent public registered accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has also received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee discussed with Grant Thornton LLP that firm's independence and whether the provision of non-audit services by the independent public registered accounting firm is compatible with maintaining independence.

        Based on the review and discussions referred to in this Report, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2008, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Duane M. Tyler, Chairman Lawrence C. McQuade Robert D. van Roijen

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The current members of the Audit, Compensation, Governance and Nominating Committees are Lawrence C. McQuade who serves as Chairman of the Compensation Committee, Duane M. Tyler, who serves as Chairman of the Audit Committee, and Robert D. van Roijen, who serves as Chairman of the Nominating and Governance Committees. There are no Committee interlocks as defined in the SEC rules.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

        See the sections of this Proxy Statement entitled "Compensation Discussion and Analysis—Severance and Change of Control Agreements" and "Summary Compensation Table" for a description of certain transactions and business relationships involving our management. See also the section of this Proxy Statement entitled "Related Person Transactions" for a description of our Related Person Transaction Policy.

PROPOSAL 2
RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accounting firm for the 2009 fiscal year. Grant Thornton conducted the Company's annual audit for fiscal 2008. Although the Audit Committee has sole authority to appoint auditors, it would like to know the opinion of the stockholders regarding its appointment of Grant Thornton as the Company's independent registered public accounting firm for 2009. For this reason, stockholders are being asked to ratify this appointment. If the stockholders do not ratify the appointment of Grant Thornton as the Company's independent registered public accounting firm for 2009, the Audit Committee will take that fact into consideration, but anticipates that no change of auditors would be made for fiscal 2009 because of the expense and difficulty of making any change after the beginning of the current year. However, any such vote would be considered in connection with the auditors' appointment for 2010.

        The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock represented at the meeting and entitled to vote is necessary to ratify Grant Thornton as the Company's independent registered public accounting firm.

        The Board of Directors recommends a vote FOR ratification of the appointment of Grant Thornton as the Company's independent registered public accounting firm for 2009.

        Representatives of Grant Thornton are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Audit and Other Fees Paid to Grant Thornton LLP

        The following table presents the aggregate fees billed for professional services rendered by Grant Thornton for the audit of the Company's annual financial statements for the years ended June 30, 2008 and June 30, 2007, the review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal years 2008 and 2007, and for fees billed for other services in those fiscal years. All such fees were approved by the Audit Committee in advance.

	Fiscal 2008	Fiscal 2007
Audit Fees	$694,487	$681,430
Audit-related fees	$2,377	$7,194
Tax Fees	$-0-	$-0-
All Other Fees	$-0-	$-0-
Total Fees	$696,864	$688,624

Audit Fees

        Audit fees are the aggregate amount of fees billed to the Company by its independent registered public accounting firm for professional services rendered for the audit of the Company's consolidated financial statements and for reviews of the Company's financial statements included in the Company's reports on SEC Forms 10-Q and 10-K. Fees associated with the audit work performed on the Company's internal controls over financial reporting also are included.

Audit-Related Fees

        Audit-related fees are the aggregate amount of fees billed to the Company by its independent registered public accounting firm for assistance and services reasonably related to the performance of the audit of the Company's consolidated financial statements. The audit-related fees for both fiscal year 2008 and 2007 primarily reflect services in connection with special transactions.

        Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor.

        The Audit Committee has established policies and procedures to pre-approve all audit and permissible non-audit services performed by the Company's independent auditor.

        Prior to engagement of the independent auditor for the next year's audit, management submits a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

        Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may require engagement of the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The chart below sets forth, as of September 11, 2008 information to the best of the Company's knowledge with respect to the persons who beneficially owned in excess of five percent of the Company's Common Stock; the total number of shares of the Company's Common Stock beneficially owned by each Director and Named Executive Officer; and the total number of shares of the Company's Common Stock beneficially owned by the Directors and Executive Officers of the Company, as a group.

Name of Beneficial Owner	Amount Beneficially Owned(1)	Approximate Percentage(%) of Class(1)
Wellington Management Company, LLP(2)	1,272,200	13.8
Heartland Advisors, Inc.(3)	1,241,550	13.5
Security Investors LLC(4)	713,942	7.8
Investment Counselors of Maryland(5)	478,067	5.2
Leslie J. Jezuit(6)	296,920	3.2
James H. DeVries(7)	208,367	2.2
Daniel P. Gorey(6)	178,858	1.9
Robert D. van Roijen	178,200	1.9
Joan R. Riley(6)	142,032	1.5
Lawrence C. McQuade	115,800	1.2
Duane M. Tyler	16,500	*
Directors and Executive Officers as a group (7 persons as named above)(6)(7)	1,136,677	11.6

*
Less than 1%.

(1)
The shares reported in the above table include shares of Common Stock which can be acquired within 60 days of September 11, 2008, through the exercise of options ("Option Shares") as follows: Mr. Jezuit—157,099 shares; Mr. Gorey—96,570 shares; Ms. Riley—48,333 shares; Mr. DeVries—84,500 shares; Mr. McQuade—84,500 shares; Mr. van Roijen—84,500 shares; Mr. Tyler—15,000 shares; and Directors and Executive Officers as a group—570,502 shares. Each individual's Option Shares are also included in the number of shares of the Company issued and outstanding for purposes of calculating the percentage ownership of each individual in accordance with the rules and regulations of the Exchange Act. Certain of these persons also have options not exercisable within 60 days of September 11, 2008, by which they can acquire the following additional shares of Common Stock: Mr. Jezuit—26,667 shares; Mr. Gorey—25,000 shares; Ms. Riley—21,667 shares; and Directors and Executive Officers as a group—73,334 shares. These shares are not included in the above table or in the percentage ownership calculations.

(2)
Based upon information set forth in a Schedule 13F for the period ending June 30, 2008. The address for Wellington Management Company, LLP is 75 State Street, 20th Floor, Boston, Massachusetts 02109-1809.

(3)
Based upon information set forth in a Schedule 13F filing for the period ending June 30, 2008. The address for Heartland Advisors, Inc. is 789 North Water Street, Suite 50, Milwaukee, WI 53202-3508.

(4)
Based upon information set forth in a Schedule 13F filing for the period ending June 30, 2008. The address for Security Investors LLC is 1 Security Benefit Place, Topeka, Kansas 66636-001.

(5)
Based upon information set forth in a Schedule 13F filing for the period ending June 30, 2008. The address for Investment Counselors of Maryland is 803 Cathedral Street, Baltimore, Maryland 21201.

(6)
Includes shares held under the Quixote Corporation Incentive Savings Plan as of September 11, 2008.

(7)
Mr. DeVries may be deemed to be the beneficial owner of 5,492 owned by a family member. These shares are not included in the above table and Mr. DeVries disclaims beneficial ownership of these shares.

 MISCELLANEOUS

Stockholder Proposals for the Annual Meeting to be held in 2009

        Under the rules and regulations of the Securities and Exchange Commission, proposals of stockholders intended to be presented at the Annual Meeting to be held in 2009 must be received by us on or before May 31, 2009 to be considered for inclusion in the Company's proxy statement relative to that meeting. Pursuant to those rules and regulations, the persons named in the Board's proxy for the 2009 Annual Meeting will be entitled to exercise the discretionary voting authority conferred by such proxy on any stockholder proposal which is not included in the Company's Proxy Statement if the stockholder making such proposal does not give us notice before September 14, 2009. Such proposals should be in writing and sent to Ms. Joan R. Riley, Secretary—Quixote Corporation, 35 East Wacker Drive, Suite 1100, Chicago, IL 60601.

Compliance with Section 16 of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during fiscal year 2008, we believe each of our Executive Officers and Directors and ten percent stockholders complied with all applicable filing requirements in that year.

Availability of Annual Report on Form 10-K

        We will be pleased to make our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, available without charge to interested parties. Written requests for the report should be directed to Ms. Joan R. Riley, Secretary—Quixote Corporation, 35 East Wacker Drive, Suite 1100, Chicago, IL 60601 or at 312-467-0197.

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 13, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/QUIX • Follow the steps outlined on the secured website.

Vote by telephone

•     Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•     Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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Proposals — The Board of Directors recommends a vote FOR the three nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold

01 - Leslie J. Jezuit	☐	☐

02 - Daniel P. Gorey	☐	☐

03 - Duane M. Tyler	☐	☐

	For	Against	Abstain

2. Ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

3. Transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance

	Mark box to the right if you plan to attend the Annual Meeting.	☐

  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc. if applicable. A corporation must sign in its name by the president or other authorized officers. All co-owners must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Quixote Corporation

ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoint(s) Leslie J. Jezuit and Joan R. Riley as proxies with full power of substitution and hereby directs them to vote the stock of the undersigned at the Annual Meeting of Stockholders of Quixote Corporation to be held at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois, Thursday, November 13, 2008, at 10:00 a.m. Central Standard Time, and at any adjournments or postponements thereof, as indicated on the proposals set forth on the reverse side of this Proxy.

This proxy card also constitutes voting instructions to the trustee of the Quixote Corporation (“Sponsor”) Incentive Savings Plan (“Plan”) to vote the shares of Common Stock of Quixote Corporation, if any, allocated to the undersigned’s Plan account pursuant to the instructions on the reverse side. Any allocated shares for which no instructions are timely received by the close of business on November 10, 2008 will be voted by the trustee as directed by the Plan Sponsor.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. Discretionary authority is conferred by the Proxy to vote on all matters, other than those specified on the reverse side, which may properly come before the meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

PROPOSAL 1—ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR FOR A THREE-YEAR TERM EXPIRING IN 2011
DIRECTORS CONTINUING IN OFFICE
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS
NON-EMPLOYEE DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
AUDIT COMMITTEE REPORT
COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
MISCELLANEOUS